Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of October 15, 2015 (as the same may hereafter be amended, the “Registration Rights Agreement”), among CPI Card Group Inc., a Delaware corporation (the “Company”), and the other person named as parties therein.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Common Stock beneficially owned from time to time shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein. The Company agrees to treat the undersigned as an additional Controlling Holder under the Registration Rights Agreement and is directed to add the address below the undersigned’s signature on this Joinder to the Schedule of Investors attached to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of December 4,

2025.

Signature of Stockholder

TRICOR PMT25 HOLDINGS INC.

By:	/s/ Shawn Lewis
Name:	Shawn Lewis
Its:	Director
Address:	401 West Georgia Street, Suite 1858 Vancouver, BC V6B 5A1

Agreed and Accepted as of December 4, 2025 CPI Card Group Inc.

By:	/s/ John Lowe
Name:	John Lowe
Its:	Chief Executive Officer